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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 30, 2002



                            ONCURE TECHNOLOGIES CORP.
             (Exact name of registrant as specified in its charter)


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           Florida                    0-30799                  59-3191053
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(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)            Identification  No.)
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7450 East River Road, Suite 3, Oakdale CA                            95361
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(Address of principal executive offices)                           (Zip Code)


       Registrant's telephone number, including area code: (209) 847-2273




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          (Former name or former address, if changed since last report)






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ITEM 5.  OTHER EVENTS.

         On September 30, 2002, U.S. Cancer Care, Inc., a Delaware corporation ("USCC"), and a wholly-owned subsidiary of OnCure Technologies Corp., a Florida corporation (the "Registrant"), entered into an Option to Purchase Agreement (the "Option Purchase Agreement") with DVI Financial Services, Inc., a Delaware corporation ("DVI"). Pursuant to the Option Purchase Agreement, USCC granted DVI an option (the "Option") to purchase 100% of the issued and outstanding membership interest (the "Interest") in Corpus Christi Acquisition, LLC, a Delaware limited liability company ("CCA"), in exchange for 837,758 shares (the "Shares") of common stock of the Registrant held by DVI. The purchase price for the Interest upon exercise of the Option is: (i) one dollar ($1.00), (ii) the forgiveness, release, discharge and cancellation by DVI of all indebtedness relating to CCA owed by the Registrant or its affiliates to DVI, and (iii) the assumption of all of the indebtedness of the Registrant and its affiliates, including CCA, relating to the operations of CCA.

         CCA is in the business of operating and managing a radiation cancer treatment center in Corpus Christi, Texas. The Registrant conducts its operations at its Calallen Regional Cancer Center in Corpus Christi, Texas through CCA.

         A copy of the Option Purchase Agreement referred to above is attached hereto and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits.

              99.1 Option to Purchase Agreement, dated as of September 30, 2002, by and between U.S. Cancer Care, Inc. and DVI Financial Services, Inc.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          OnCure Technologies Corp. (Registrant)



Dated: October 7, 2002                 By: /s/ Richard A. Baker
                                           ----------------------------------
                                            Richard A. Baker, Chief Financial
                                            Officer




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                                INDEX TO EXHIBITS


Exhibit No.                                                             Page No.
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99.1           Option to Purchase Agreement, dated as of September 30, 2002, by and between U.S. Cancer Care, Inc. and DVI Financial Services,
               Inc.